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                                                            EXHIBIT 10.9

                          EMPLOYMENT AGREEMENT

          THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into and effective as of June 1, 1993, by and between REAL ESTATE INVESTMENT TRUST OF CALIFORNIA, a California real estate investment trust ("Employer") , and JAY
W. PAULY, an individual ("Employee").

                               RECITALS

          A. Employee is currently employed by Employer in the capacity of Assistant to the President of Employer and is experienced in the field of financial control and management and commercial real estate investment; and

          B. Employer desires to retain the continued services of Employee and Employee desires to provide such services to Employer on the terms and conditions set forth in this Agreement;

          NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

          1. EMPLOYMENT. Employer hereby employs Employee, and Employee hereby accepts employment, upon the terms and conditions of this Agreement.

          2. TERM AND ANNUAL REVIEW.

             (a) TERM. Subject to the provisions in Sections 9 and 10 hereof, the term of this Agreement shall begin on the date first above written and shall terminate on the first anniversary thereof.

             (b) RENEWAL. Subject to the provisions in Sections 9 and 10 hereof, this Agreement shall be renewed automatically for successive one year terms.

             (c) ANNUAL REVIEW. The Board of Trustees of Employer or any duly empowered committee thereof (hereinafter referred to as the "Board") shall perform an annual evaluation and review of Employee's job performance and shall conduct a performance review session with Employee regarding these evaluations.

          3. COMPENSATION. During the first twelve-month period of this Agreement, Employer shall pay Employee a salary of $200,000 (Employee's salary, as adjusted for the most recent twelve-month period, is hereinafter referred to as the "Salary"), payable in equal installments in accordance with Employer's normal payment cycle. Based in part on the results of the annual evaluation and review conducted pursuant to Section 2(c) hereof, for each subsequent twelve-month period of this Agreement,


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Employee's Salary may be adjusted by such amount as a majority of the independent Trustees of the Board, in their sole discretion, shall determine.

          4. DUTIES. Employee shall be engaged as President of Employer. Employee shall have the authority and power to perform, and shall perform, all duties that are customary for a chief executive of a company, and shall have such other authority and perform such other duties as may be reasonably assigned by the Board. Without limiting the generality of the foregoing, Employee shall be responsible, subject to the direction of the Board, for the day-to-day operations and management of the business of Employer, including regular consultation with and supervision of other officers and employees with respect to such matters as purchasing, marketing, sales, promotion, business administration and personnel matters. If Employee is elected or appointed as a Trustee of Employer, Employee will serve in that capacity without further compensation. Employee agrees to provide the services contemplated by this Agreement (without additional compensation) without regard to whether any of Employer's operations are conducted directly by Employer or through any division, subsidiary or affiliate of Employer. Employee's office shall be located at Employer's principal business offices, which are presently located at 12011 San Vicente Boulevard, Suite 707, Los Angeles, California 90049, but which may be moved from time to time as determined by the Board.

          5. EXTENT OF SERVICE. Employee shall devote his attention and energies on a full-time basis to the business of Employer and to the discharge of his duties as set forth in Section 4 above.

          6. EXPENSES. Employee is authorized to incur ordinary and necessary expenses for performing his duties hereunder, consistent with such policies as may from time to time be established by the Board. Employer will reimburse Employee for all such expenses upon the presentation by Employee, from time to time, of an itemized account of such expenditures.

          7. INSURANCE AND OTHER EMPLOYEE BENEFITS.

             (a) INSURANCE. Employer shall maintain medical insurance coverage for the benefit of all employees on such basis and terms as approved by the Board. Employee and his qualifying dependents shall be entitled to participate in such medical insurance coverage and in any retirement, pension, group insurance, death benefit or other employee benefit programs maintained by Employer during the term of this Agreement.

             (b) STOCK OPTION PLAN. The Board, in its sole discretion, may establish a stock option plan pursuant to which certain employees selected by the Board shall be granted options to purchase shares of Employer's Shares of Beneficial Interest.

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Employee will be eligible to participate in such stock option plan.  Grants under the stock option plan, if any, will be in the sole discretion of the Board.

          8. DISABILITY. Subject to the provisions of Section 9(a) hereof, if Employee is unable to perform his normal duties by reason of illness or incapacity (whether physical or mental) for a period of more than one month during any six-month period, the Salary otherwise payable to him during the continued period of such illness or incapacity shall be reduced by 50%; provided, however, that Employee shall be further entitled to all benefits available to him under any disability insurance policy maintained by Employer. Employee's full Salary shall be reinstated upon his return to employment and the discharge of his full duties hereunder.

          9. TERMINATION. This Agreement shall terminate prior to the termination date set forth in Section 2(a) or (b) hereof, as the case may be, upon the following terms and conditions:

             (a) DEATH OR PERMANENT DISABILITY. This Agreement shall terminate upon the death of Employee or in the event Employee suffers a disability which is deemed to be permanent. Employee shall be deemed permanently unable to perform his normal duties for Employer if for a period of 90 calendar days, or for any 120 days during any period of 180 calendar days, whether or not consecutive, he shall have for all purposes been in a non-performing state. An additional determination of permanent disability may be made at any time by a physician chosen by the majority of the independent Trustees of the Board, which physician shall opine as to the physical condition of Employee.

             (b) CAUSE. If a majority of the independent Trustees of the Board vote to remove Employee from his duties for cause, this Agreement shall terminate and Employee shall be removed from office effective on the date specified by the Board. For purposes of this Agreement, the term "cause" shall mean any of the following:

                  (i) Employee has been convicted or pled guilty or no contest to any crime or offense involving monies or other property, or any felony offense for any crime of moral turpitude;

                  (ii) Employee has committed fraud or embezzlement (such determination to be made by a majority of independent Trustees of the Board in their reasonable judgment);

                  (iii) Employee has breached any of his fiduciary duties to Employer (such determination to be made by a majority of independent Trustees of the Board in their reasonable judgment); or

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                  (iv) Employee has neglected or failed to obey a specific
written direction from the Board consistent with this Agreement and Employee's duties hereunder, has materially neglected or failed to satisfactorily discharge any of his duties, responsibilities or obligations under this Agreement, or in the opinion of the independent Trustees does not meet the standards of performance expected of a person in Employee's position (such determination to be made by a majority of the independent Trustees of the Board in their reasonable judgment).

             (c) UPON NOTICE. Employer may terminate this Agreement, for any reason other than death, disability or cause, effective, in the sole discretion of the Trustees, either immediately upon written notice by Employer to Employee of such termination, or effective on the 30th day after such written notice of such termination, if a majority of the independent Trustees, In their sole discretion, vote to remove Employee from his duties.

             (d) TERMINATION BY EMPLOYEE. Employee may terminate his obligations under this Agreement by giving Employer at least 90 calendar days' written notice of such termination.

             (e) EFFECT OF TERMINATION. Upon any termination pursuant to this Section 9, all rights of Employee under this Agreement shall cease to be effective as of the date of termination, Employee shall be removed from office and shall resign from all positions with Employer and, to the extent permitted by law, Employee shall have no right to receive any payments or benefits hereunder except for:

                  (i) the Salary, payable pursuant to Section 3 hereof, up to the date of termination; provided, however, that if the termination of employment is pursuant to Section 9(c) hereof, Employee will be entitled to payment of an amount equal to six months' Salary;

                  (ii) reimbursement of expenses incurred in accordance with Section 6 hereof prior to the date of termination to the extent not previously reimbursed by Employer; and

                  (iii) in the case of any termination pursuant to Section 9(a) hereof, Employee shall be entitled to all benefits available to him under any disability insurance policy maintained by Employer.

          10. TERMINATION OF EMPLOYMENT DUE TO CHANGE IN CONTROL. Upon the termination of employment of Employee as a result of; (a) the sale of substantially all of Employer's assets; (b) the dissolution of Employer; or
(c) a change in the controlling shareholder interest in Employer resulting from a tender offer, exchange offer, reorganization, merger or consolidation, Employee shall be entitled to payment of an amount

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equal to the then-existing Salary provided for in Section 3 hereof, plus an amount equal to the product of the average of the last three (3) years bonuses, if any, multiplied by a fraction of which the numerator is equal to the number of calendar days in the then current year up to the date of termination and the denominator is 365, payable in one payment or on a monthly basis over a twelve-month period at Employee's election, and in addition, shall be entitled to the benefits of the insurance coverage provided for in Section 7(a) hereof, for a period of one year from the date of Employee's termination of employment.

          11. TRADE SECRETS. Employee specifically agrees that he will not at any time, whether during or subsequent to the term of his employment by Employer, in any fashion, form or manner, unless specifically consented to in writing by Employer, either directly or indirectly use or divulge, disclose or communicate to any person, corporation, firm or entity, in any manner whatsoever, any confidential information of any kind, nature or description concerning any matters affecting or relating to the business of Employer, including, without limiting the generality of the foregoing, operating expenses, lists or other written records used in Employer's business, compensation paid to employees and other terms of employment, or any other confidential information concerning the business of Employer, its manner of operation, or any other confidential data of any kind, nature or description, the parties hereto stipulating that as between them, each of the same constitutes important, material and confidential trade secret information and affects the successful conduct of Employer's business, and its goodwill, and that any breach of any of the terms of this section is a material breach of this Agreement. All equipment, notebooks, documents, memoranda, reports, files, books, correspondence, lists, other written and graphic records, and the like, affecting or relating to the business of Employer, which Employee may prepare, use, construct, observe, possess or control shall be and remain Employer's sole property, and upon the termination of Employee's employment by Employer for any reason, Employee agrees to deliver promptly to Employer all of the foregoing items which are or have been in his possession or under his control. Employee agrees that any breach by him of this Section could not reasonably or adequately be compensated in damages in an action at law and that Employer shall be entitled to injunctive relief, which may include but shall not be limited to restraining Employee from taking any act that would breach this Section.

          12. NOTICES. All notices, demands and other communications hereunder shall be deemed duly given when given in writing and delivered in hand or when mailed by registered or certified mail, return receipt requested, postage and registration or certification charges prepaid, addressed:

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              (a)   if to Employee:

                    Mr. Jay W. Pauly
                    709 33rd Street
                    Manhattan Beach, California 90366
                    Telephone: (310) 545-4505

              (b)   if to Employer:

                    Real Estate Investment Trust of California
                    12011 San Vicente Boulevard, Suite 707
                    Los Angeles, California 90042
                    Telephone: (310) 476-7793
                    Telefax: (310) 472-4107

or to such other address as may hereafter be designated by any party in a written notice given to the other party.

          13. BENEFITS. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns, heirs and legal representatives. The provisions of Sections 9(e), 11 and 21 of this Agreement shall survive termination of this Agreement.

          14. WAIVER. The failure or either party to insist on strict compliance with any of the terms, covenants or conditions of this Agreement by the other party shall not be deemed a waiver of that term, covenant or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.

          15. ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties with respect to the subject matter hereof. It may not be changed orally but only by an agreement in writing signed by the parties hereof.

          16. CAPTIONS. The headings of this Agreement are inserted solely for convenience of reference and are not a part of or are not intended to govern, limit or aid in the construction of any term or provision in this Agreement.

          17. COUNTERPARTS. This Agreement may be executed in counterparts, each of which so executed shall be deemed an original but all of which together shall constitute one and the same instrument.

          18. REMEDIES. No remedy conferred by any of the specific provisions of this Agreement (including those contained in Section 11 hereof) is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or

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otherwise.  The election of any one or more remedies by either party hereto shall not constitute a waiver of the right to pursue other available remedies.

          19. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, but shall be enforced to the maximum extent permitted by law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          20. ARBITRATION. Any dispute or disagreement hereunder or otherwise relating to Employee's services shall be submitted to arbitration in Los Angeles, California, before the American Arbitration Association in accordance with the commercial arbitration rules then in effect; provided, however, that the arbitrator shall not have the power to award punitive or exemplary damages. The findings of the arbitrator shall be final and conclusive upon both parties.

          21. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                       EMPLOYER:

                                       REAL ESTATE INVESTMENT TRUST
                                       OF CALIFORNIA

                                       By:
                                          -------------------------------------
                                          William A. Walters, Jr.
                                          Chairman of the Board


                                       EMPLOYEE:

                                       ----------------------------------------
                                       Jay W. Pauly


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                    FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

          THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the "AMENDMENT") is made and entered into effective as of January 1, 1995, by and between REAL ESTATE INVESTMENT TRUST OF CALIFORNIA, a California real estate investment trust ("EMPLOYER"), and JAY W. PAULY, an individual ("EMPLOYEE"), with reference to the following facts:

          A. Employee and Employer executed that certain Employment Agreement (the "AGREEMENT") dated June 1, 1993, with respect to the retention by Employer of the continued services of Employee; and

          B. The parties hereto wish to amend the Agreement in order to reflect current information.

          NOW, THEREFORE, the parties hereto agree as follows:

          1. Paragraph 2 (a) captioned "Term" shall be deleted and replaced in its entirety by the following:

          "Subject to the provisions of Sections 9 and 10 hereof, the term of this Agreement shall begin on January 1, 1995 and shall terminate on the first anniversary thereof."

          2. The first sentence of Section 3 captioned "Compensation" shall be deleted and replaced in its entirety by the following:

          "Employer shall pay Employee a salary of $17,290.00 per month (Employee's salary, as adjusted for the most recent twelve-month period, is hereinafter referred to as the "Salary"), payable in equal installments in accordance with Employer's normal payment cycle."

          3. All other terms and conditions of the Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.


                                    REAL ESTATE INVESTMENT TRUST
                                    OF CALIFORNIA

                                    By: WILLIAM BORSARI
                                        ---------------------------------------
                                        Chairman of the Board


                                        JAY W. PAULY
                                        ---------------------------------------
                                        Jay W. Pauly